UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): May 4, 2016 (May 3, 2016)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(615) 440-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders of Tractor Supply Company (the “Company”) was held on May 3, 2016.  At the meeting, the shareholders elected each of the Company’s nominees for director to serve until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified. In addition, at the meeting, the shareholders ratified the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, and voted in favor of the compensation of the named executive officers of the Company, on an advisory and non-binding basis.

The voting results of the director elections, ratification of the re-appointment of Ernst & Young LLP and advisory vote on the compensation of the named executive officers, which were described in more detail in the definitive proxy statement relating to the 2016 Annual Meeting of Shareholders that the Company filed with the Securities and Exchange Commission on March 18, 2016, are set forth below.

(1)           Each director was elected by the following tabulation:

	For	Withheld	Broker Non-Votes
Cynthia T. Jamison	108,643,727	1,016,075	11,338,551
Johnston C. Adams	109,067,583	592,219	11,338,551
Peter D. Bewley	109,195,126	464,676	11,338,551
Keith R. Halbert	109,162,730	497,072	11,338,551
George MacKenzie	108,976,744	683,058	11,338,551
Edna K. Morris	108,667,115	992,687	11,338,551
Mark J. Weikel	109,180,428	479,374	11,338,551
Gregory A. Sandfort	109,130,205	529,597	11,338,551

(2)           Ratification of the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved by the following tabulation:

For	Against	Abstain
118,141,098	2,713,731	143,524

(3)           The compensation of the named executive officers of the Company was approved, on an advisory and non-binding basis by the following tabulation:

For	Against	Abstain	Broker Non-Votes
107,389,226	1,817,931	452,645	11,338,551

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

May 4, 2016	By:	/s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer